Exhibit 99.1

Washington Prime Group Completes Formation

of Second Joint Venture with O’Connor Capital Partners

COLUMBUS, OH – May 15, 2017 – Washington Prime Group Inc. (NYSE: WPG) today reported the successful completion of the formation of its second joint venture with O’Connor Mall Partners, L.P., an affiliate of O’Connor Capital Partners (“O’Connor”).

As a result of the transaction, O’Connor has a 49% interest in the joint venture and Washington Prime Group retains a 51% interest. The six properties in the joint venture are: Arbor Hills located in Ann Arbor, Michigan; Classen Curve/Nichols Hills Plaza/The Triangle at Classen Curve located in Oklahoma City, Oklahoma; Gateway Center located in Austin, Texas; Palms Crossing located in McAllen, Texas; The Arboretum located in Austin, Texas; and The Shops at Arbor Walk located in Austin, Texas. A seventh property, Malibu Lumber Yard, located in Malibu, California, is expected to be transferred to the joint venture later in the second quarter of 2017.

Washington Prime Group received approximately $340 million of proceeds from the formation of the second joint venture and new mortgage debt, with proceeds being used to reduce the Company’s outstanding debt and for general corporate purposes. In addition, the Company will receive approximately $12.5 million upon transfer of Malibu Lumber Yard. This reflects the gross value of the seven properties of approximately $600 million, less the mortgages secured by such properties at closing. The Company completed the transactions for new mortgage debt of approximately $215 million prior to the completion of the second joint venture. This pricing reflects a capitalization rate of approximately 5.25% on in-place net operating income.

Lou Conforti, CEO and Director of Washington Prime Group stated: “From a strategic and financial standpoint, the completion of the formation of the second joint venture with O’Connor Capital Partners allows us to continue to manage and retain majority ownership of the assets while maintaining a strong balance sheet. Proceeds from this joint venture have resulted in the reduction of leverage which positions WPG as one of the best within the U.S. Regional Mall REIT sector from a leverage standpoint.”

William Q. O’Connor, President and CEO of O’Connor Capital Partners added: “Building on our partnership with Washington Prime Group by concluding this transaction fits well with our investment strategy. These are high-quality, open-air retail properties, all located in robust markets and leased to prime tenants, with a variety of amenities that provide what is essentially a destination shopping experience.”

Washington Prime Group will retain management and leasing responsibilities of the properties. In addition, redevelopment costs associated with the properties will now be a shared expense between the two companies. Washington Prime Group has an existing joint venture with O’Connor for five of the Company’s properties and certain related outparcels.

Founded in 1983, O’Connor Capital Partners is an institutional real estate investment, management, and development firm based in New York City and run by President and CEO, William Q. O’Connor. The firm pursues acquisitions, developments and conversions on behalf of its institutional funds, separate accounts, and own account. O’Connor primarily targets retail and residential opportunities throughout the U.S. and Mexico. Since inception, O’Connor has acquired or developed over $30 billion of property, including over 55 million square feet of retail space and over 30,000 residential units globally.

About Washington Prime Group

Washington Prime Group Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties. The Company combines a national real estate portfolio with an investment grade balance sheet, leveraging its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. A trademark application has been filed with the U.S. Patent and Trademark Office for the name “Washington Prime Group” and is currently pending. Learn more at www.washingtonprime.com.

Contacts

Lisa A. Indest, CAO & Senior VP, Finance, 614.887.5844 or lisa.indest@washingtonprime.com

Kimberly A. Green, VP, Investor Relations & Corporate Communications, 614.887.5647 or kim.green@washingtonprime.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Group Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,”, “confident”, “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

###

2